Exhibit (a)(1)(F)

Forms of Reminder E-mails – Dates may change if expiration date of offer is extended

July 16, 2013 – One Week After Offer Commences

This is a reminder that Intevac’s voluntary offer to exchange eligible options for a lesser number of new options, subject to a new vesting schedule (referred to as the “offer”), is scheduled to expire at 9:00 p.m., Pacific Time, on August 6, 2013. If you wish to exchange some or all of your eligible options for a lesser number of new options, you must complete and submit your election prior to the expiration of the offer. If you have already submitted your election, you have until the offer expires to withdraw your elected options or change your election.

You may notify us of your election (or change in your election) in one of the following two ways:

•	By making an election online at the offer website at www.corp-action.net/intevac (our preferred method). Your online election must be submitted before the offer expires.

•	By completing an election form or withdrawal form and returning it via facsimile or e-mail (via PDF or similar imaged document file) before the offer expires, to:

Kevin Soulsby, Corporate Controller or Diane Garibaldi, SEC Reporting Manager

Intevac, Inc.

Fax: (408) 727-5739

E-mail: optionexchange@intevac.com

To request a copy of the election form or withdrawal form, please contact the Computershare Call Center at 877-298-6228 (toll free from within the U.S.) or +1-201-680-6973 (call collect outside the U.S.). The Call Center is open Monday through Friday between the hours of 8:00 a.m. through 8:00 p.m., Eastern Time. Alternatively, please contact Kevin Soulsby, Corporate Controller or Diane Garibaldi, SEC Reporting Manager, at optionexchange@intevac.com or (408) 986-9888.

Only responses that are complete and actually received by Computershare (the third party we have engaged to assist with the implementation of the offer) and/or Intevac by the deadline will be accepted. Responses submitted by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to the Computershare Call Center at 877-298-6228 (toll free from within the U.S.) or +1-201-680-6973 (call collect outside the U.S.). The Call Center is open Monday through Friday between the hours of 8:00 a.m. through 8:00 p.m., Eastern Time. Alternatively, please contact Kevin Soulsby, Corporate Controller or Diane Garibaldi, SEC Reporting Manager, at optionexchange@intevac.com or (408) 986-9888.

This notice does not constitute the offer. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options; (2) the e-mail from Norman H. Pond, dated July 9, 2013 and the e-mail from intevacoptionexchange@computershare.com, dated July 9, 2013; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov and on the offer website at www.corp-action.net/intevac.

July 30, 2013 – Final Week

This is a reminder that we are entering the final week of Intevac’s voluntary offer to exchange eligible options for a lesser number of new options, subject to a new vesting schedule (referred to as the “offer”). The offer is scheduled to expire at 9:00 p.m., Pacific Time, on August 6, 2013. If you wish to exchange some or all of your eligible options for a lesser number of new options, you must complete and submit your election prior to the expiration of the offer. If you have already submitted your election, you have until the offer expires to withdraw your elected options or change your election.

You may notify us of your election (or change in your election) in one of the following two ways:

•	By making an election online at the offer website at www.corp-action.net/intevac (our preferred method). Your online election must be submitted before the offer expires.

•	By completing an election form or withdrawal form and returning it via facsimile or e-mail (via PDF or similar imaged document file) before the offer expires, to:

Kevin Soulsby, Corporate Controller or Diane Garibaldi, SEC Reporting Manager

Intevac, Inc.

Fax: (408) 727-5739

E-mail: optionexchange@intevac.com

To request a copy of the election form or withdrawal form, please contact the Computershare Call Center at 877-298-6228 (toll free from within the U.S.) or +1-201-680-6973 (call collect outside the U.S.). The Call Center is open Monday through Friday between the hours of 8:00 a.m. through 8:00 p.m., Eastern Time. Alternatively, please contact Kevin Soulsby, Corporate Controller or Diane Garibaldi, SEC Reporting Manager, at optionexchange@intevac.com or (408) 986-9888.

Only responses that are complete and actually received by Computershare (the third party we have engaged to assist with the implementation of the offer) and/or Intevac by the deadline will be accepted. Responses submitted by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to the Computershare Call Center at 877-298-6228 (toll free from within the U.S.) or +1-201-680-6973 (call collect outside the U.S.). The Call Center is open Monday through Friday between the hours of 8:00 a.m. through 8:00 p.m., Eastern Time. Alternatively, please contact Kevin Soulsby, Corporate Controller or Diane Garibaldi, SEC Reporting Manager, at optionexchange@intevac.com or (408) 986-9888.

This notice does not constitute the offer. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options; (2) the e-mail from Norman H. Pond, dated July 9, 2013 and the e-mail from intevacoptionexchange@computershare.com, dated July 9, 2013; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov and on the offer website at www.corp-action.net/intevac.

August 6, 2013 – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of Intevac’s voluntary offer to exchange eligible options for a lesser number of new options, subject to a new vesting schedule (referred to as the “offer”). The offer is scheduled to expire today at 9:00 p.m., Pacific Time. If you wish to exchange some or all of your eligible options for a lesser number of new options, you must complete and submit your election prior to the expiration of the offer. If you have already submitted your election, you have until the offer expires to withdraw your elected options or change your election.

You may notify us of your election (or change in your election) in one of the following two ways:

•	By making an election online at the offer website at www.corp-action.net/intevac (our preferred method). Your online election must be submitted before the offer expires.

•	By completing an election form or withdrawal form and returning it via facsimile or e-mail (via PDF or similar imaged document file) before the offer expires, to:

Kevin Soulsby, Corporate Controller or Diane Garibaldi, SEC Reporting Manager

Intevac, Inc.

Fax: (408) 727-5739

E-mail: optionexchange@intevac.com

To request a copy of the election form or withdrawal form, please contact the Computershare Call Center at 877-298-6228 (toll free from within the U.S.) or +1-201-680-6973 (call collect outside the U.S.). The Call Center is open Monday through Friday between the hours of 8:00 a.m. through 8:00 p.m., Eastern Time. Alternatively, please contact Kevin Soulsby, Corporate Controller or Diane Garibaldi, SEC Reporting Manager, at optionexchange@intevac.com or (408) 986-9888.

Only responses that are complete and actually received by Computershare (the third party we have engaged to assist with the implementation of the offer) and/or Intevac by the deadline will be accepted. Responses submitted by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to the Computershare Call Center at 877-298-6228 (toll free from within the U.S.) or +1-201-680-6973 (call collect outside the U.S.). The Call Center is open Monday through Friday between the hours of 8:00 a.m. through 8:00 p.m., Eastern Time. Alternatively, please contact Kevin Soulsby, Corporate Controller or Diane Garibaldi, SEC Reporting Manager, at optionexchange@intevac.com or (408) 986-9888.

This notice does not constitute the offer. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options; (2) the e-mail from Norman H. Pond, dated July 9, 2013 and the e-mail from intevacoptionexchange@computershare.com, dated July 9, 2013; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov and on the offer website at www.corp-action.net/intevac.